                                                                   EXHIBIT 10.23

[CALLAWAY GOLF LOGO]

           Master Plan Document for the
           Callaway Golf Company
           Executive Deferred Compensation Plan

================================================================================

                              CALLAWAY GOLF COMPANY
                              2180 RUTHERFORD ROAD
                               CARLSBAD, CA 92008

[CALLAWAY GOLF LOGO]

           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

                                TABLE OF CONTENTS

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Purpose..................................................................................    1

ARTICLE 1     Definitions................................................................    1

ARTICLE 2     Selection/Enrollment/Eligibility...........................................    7

      2.1     Selection by Committee.....................................................    7
      2.2     Enrollment Requirements....................................................    7
      2.3     Eligibility; Commencement of Participation.................................    7
      2.4     Termination of Participation and/or Deferrals..............................    7

ARTICLE 3     Deferral Commitments/Rollover Amounts/Company Matching
              Amounts/Company Contribution Amounts/Vesting/Crediting/Taxes ..............    8

      3.1     Minimum Deferrals..........................................................    8
      3.2     Maximum Deferral...........................................................    8
      3.3     Election to Defer; Effect of Election Form.................................    9
      3.4     Withholding of Annual Deferral Amounts.....................................    9
      3.5     Rollover Amount............................................................    9
      3.6     Annual Company Matching Amount.............................................    9
      3.7     Annual Company Contribution Amount.........................................   10
      3.8     Investment of Trust Assets.................................................   10
      3.9     Vesting....................................................................   10
     3.10     Crediting/Debiting of Account Balances.....................................   11
     3.11     FICA and Other Taxes.......................................................   13
     3.12     Distributions..............................................................   13

ARTICLE 4     Short-Term Payout/Unforeseeable Financial Emergencies/Withdrawal Election..   14

      4.1     Short-Term Payout..........................................................   14
      4.2     Other Benefits Take Precedence Over Short-Term............................    14
      4.3     Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies......   14
      4.4     Withdrawal Election........................................................   15

ARTICLE 5     Survivor Benefit...........................................................   15

      5.1     Survivor Benefit...........................................................   15

ARTICLE 6     Termination Benefit........................................................   15
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           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

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       6.1   Termination Benefit ....................................    15
       6.2   Payment of Termination Benefit .........................    15

ARTICLE 7    Disability Waiver and Benefit...........................    16

       7.1   Disability Waiver ......................................    16
       7.2   Continued Eligibility; Disability Benefit ..............    16

ARTICLE 8    Beneficiary Designation.................................    17

       8.1   Beneficiary ............................................    17
       8.2   Beneficiary Designation; Change; Spousal Consent .......    17
       8.3   Acknowledgement ........................................    17
       8.4   No Beneficiary Designation .............................    17
       8.5   Doubt as to Beneficiary ................................    17
       8.6   Discharge of Obligations ...............................    17

ARTICLE 9    Leave of Absence........................................    18

       9.1   Paid Leave of Absence ..................................    18
       9.2   Unpaid Leave of Absence ................................    18

ARTICLE 10   Termination/Amendment or Modification...................    18

      10.1   Termination ............................................    18
      10.2   Amendment ..............................................    19
      10.3   Plan Agreement .........................................    19
      10.4   Effect of Payment ......................................    19

ARTICLE 11   Administration..........................................    19

      11.1   Committee Duties .......................................    19
      11.2   Administration Upon Change In Control ..................    19
      11.3   Agents .................................................    20
      11.4   Binding Effect of Decisions ............................    20
      11.5   Indemnity of Committee .................................    20
      11.6   Employer Information ...................................    20

ARTICLE 12   Other Benefits and Agreements...........................    20

      12.1   Coordination with Other Benefits .......................    20

ARTICLE 13   Claims Procedures.......................................    21

      13.1   Presentation of Claim ..................................    21
      13.2   Notification of Decision ...............................    21

                                       ii

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[CALLAWAY GOLF LOGO]

              Master Plan Document for the
              Callaway Golf Company Executive Deferred Compensation Plan

      13.3   Review of a Denied Claim ...............................    21
      13.4   Decision on Review .....................................    22
      13.5   Mediation ..............................................    22
      13.6   Binding Arbitration ....................................    22

ARTICLE 14   Trust......................................... .........    22

      14.1   Establishment of the Trust .............................    22
      14.2   Interrelationship of the Plan and the Trust ............    22
      14.3   Distributions From the Trust ...........................    23

ARTICLE 15   Miscellaneous...........................................    23

      15.1   Status of Plan .........................................    23
      15.2   Unsecured General Creditor .............................    23
      15.3   Employer's Liability ...................................    23
      15.4   Nonassignability .......................................    23
      15.5   Not a Contract of Employment ...........................    23
      15.6   Furnishing Information .................................    24
      15.7   Terms ..................................................    24
      15.8   Captions ...............................................    24
      15.9   Governing Law ..........................................    24
     15.10   Notice .................................................    24
     15.11   Successors .............................................    24
     15.12   Spouse's Interest ......................................    24
     15.13   Validity ...............................................    24
     15.14   Incompetent ............................................    24
     15.15   Court Order ............................................    25
     15.16   Distribution in the Event of Taxation ..................    25
     15.17   Insurance ..............................................    25
     15.18   Legal Fees To Enforce Rights After Change in Control ...    26

[CALLAWAY GOLF LOGO]

           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

           CALLAWAY GOLF COMPANY EXECUTIVE DEFERRED COMPENSATION PLAN

                     AMENDED AND RESTATED AS OF MAY 6, 2002

                                     PURPOSE

      The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Callaway Golf Company, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. This Plan shall amend and supersede in its entirety the Callaway Golf Company Executive Deferred Compensation Plan, as amended, dated August 1, 1994. Any and all balances accrued by a Participant under such predecessor plan shall be subject to the terms and conditions of this Plan and shall be referred to as the "Rollover Account."

                                    ARTICLE 1
                                   DEFINITIONS

      For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Rollover Account balance, (ii) the Deferral Account balance, (iii) the vested Company Matching Account balance, and (iv) the vested Company Contribution Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Base Salary" shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, restricted stock, relocation expenses, unused and unpaid excess vacation days, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Annual Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.3 "Annual Bonus" shall mean any compensation, in addition to Annual Base Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or

                                       1
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[CALLAWAY GOLF LOGO]

           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

      included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's annual bonus and cash incentive plans, excluding stock options and restricted stock.

1.4 "Annual Company Contribution Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.7.

1.5 "Annual Company Matching Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.6 "Annual Deferral Amount" shall mean that portion of a Participant's Annual Base Salary, Annual Bonus, Commissions and Directors Fees that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant's Disability (if deferrals cease in accordance with Section 7.1), death, or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.7 "Annual Installment Method" shall be an annual installment payment over the number of years (not to exceed 10) selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the most recent Valuation Date. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10-year Annual Installment Method, the first payment shall be 1/10 of the Account Balance as of the most recent Valuation Date. The following year, the payment shall be 1/9 of the Account Balance as of the most recent Valuation Date. Each annual installment shall be paid as soon as practicable after the amount is calculated, but not later than thirty days after the Valuation Date.

1.8 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 8, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10  "Board" shall mean the board of directors of the Company.

1.11 "Change in Control" shall mean the first to occur of any of the following events:

        (a) Any person, entity or group, within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding the Company and its affiliates and any employee benefit or stock ownership plan of the Company or its affiliates and also excluding an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof (such person, entity or group being referred to herein as a "Person") becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more

                                        2
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[CALLAWAY GOLF LOGO]

           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

            of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

        (b) Individuals who, as of the effective date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any individual who becomes a director after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any Person having the power to exercise, through beneficial ownership, voting agreement and/or proxy, 20% or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

        (c) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a reorganization or merger or consolidation of the Company with any other person, entity or corporation, other than

(1) A reorganization or merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a reorganization or merger or consolidation that is preceded or accomplished by an acquisition or series of related acquisition by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such reorganization or merger or consolidation (or series of related transactions involving such a reorganization or merger or consolidation) or

(2) A reorganization or merger or consolidation effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

        (d) Approval of the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

1.12  "Claimant" shall have the meaning set forth in Section 13.1.

1.13 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

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           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

1.14 "Commissions" shall mean any compensation in addition to Annual Base Salary and Annual Bonus relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer's commission agreement.

1.15  "Committee" shall mean the committee described in Article 11.

1.16 "Company" shall mean Callaway Golf Company, a Delaware corporation, and any successor to all or substantially all of the Company's assets or business.

1.17 "Company Contribution Account" shall mean (i) the sum of the Participant's Annual Company Contribution Amounts, plus (ii) amounts credited (net of amounts debited) in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Contribution Account.

1.18 "Company Matching Account" shall mean (i) the sum of all of a Participant's Annual Company Matching Amounts, plus (ii) amounts credited (net of amounts debited) in accordance with all the applicable provisions of this Plan that relate to the Participant's Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Matching Account.

1.19 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code
      Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.10 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.20 "Deferral Account" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

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           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

1.21 "Director" shall mean any member of the board of directors of the Employer.

1.22 "Director Fees" shall mean the annual fees paid by any Employer, including retainer fees and meeting fees, as compensation for serving on the board of directors.

1.23 "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.24  "Disability Benefit" shall mean the benefit set forth in Article 7.

1.25 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.26  "Employee" shall mean a person who is an employee of any Employer.

1.27 "Employer(s)" shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.30 "Plan" shall mean the Callaway Golf Company Executive Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.31 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant's Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional

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[CALLAWAY GOLF LOGO]

           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

      benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.32 "Plan Year" shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.33 "Predecessor Nonqualified Executive Deferred Compensation Plan" shall mean the Callaway Golf Company Executive Deferred Compensation, dated August 1, 1994, as amended.

1.34 "401(k) Plan" shall be that certain Callaway Golf Company defined contribution plan intended to satisfy the requirements of Sections 401(a), 401(k), 401(m), and 414(i) of the Code, as adopted by the Company.

1.35  "Rollover Amount" shall mean the amount determined in accordance with
      Section 3.5.

1.36 "Rollover Account" shall mean (i) the sum of the Participant's Rollover Amount, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participants Rollover Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Rollover Account.

1.37  "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.38  "Survivor Benefit" shall mean the benefit set forth in Article 5.

1.39  "Termination Benefit" shall mean the benefit set forth in Article 6.

1.40 "Termination of Employment" or "Terminate" shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least thirteen (13) months before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.41 "Trust" shall mean one or more trusts established pursuant to that certain Master Trust Agreement, dated as of May 6, 2002 between the Company and the trustee named therein, as amended from time to time.

1.42 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

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           Master Plan Document for the
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1.43  "Years of Service" shall mean the total number of years in which a
      Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. The Committee shall make a determination as to the number of Years of Service a Participant shall be deemed to have completed, including whether any partial year of employment shall be counted, and any such determination may, in the sole discretion of the Committee, take into account any similar definitions or provisions contained in the Qualified Plan.

                                    ARTICLE 2
                        SELECTION/ENROLLMENT/ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employers, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and Directors to participate in the Plan.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 TERMINATION OF PARTICIPATION AND/OR DEFERRALS. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

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           Master Plan Document for the
           Callaway Golf Company Executive Deferred Compensation Plan

                                    ARTICLE 3
     DEFERRAL COMMITMENTS/ROLLOVER AMOUNTS/COMPANY MATCHING AMOUNTS/COMPANY
                  CONTRIBUTION AMOUNTS/VESTING/CREDITING/TAXES

3.1   MINIMUM DEFERRALS.

      (a) ANNUAL BASE SALARY, ANNUAL BONUS AND DIRECTOR FEES. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary, Annual Bonus, Commissions and/or Director Fees in the following minimum amount:

     DEFERRAL             MINIMUM AMOUNT
-------------------      -----------------
Annual Base Salary,
Commissions and/or
   Annual Bonus          $ 5,000 aggregate
   Director Fees         $     0

            If an election is made for less than such minimums or if no election is made, the amount deferred shall be zero.

      (b) SHORT PLAN YEAR. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2   MAXIMUM DEFERRAL.

      (a) ANNUAL BASE SALARY, ANNUAL BONUS AND DIRECTORS FEES. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Annual Base Salary, Annual Bonus and/or Director Fees up to the following maximum percentages for each deferral elected:

     DEFERRAL         MAXIMUM AMOUNT
------------------    --------------
Annual Base Salary          75%
   Commissions             100%
   Annual Bonus            100%
  Director Fees            100%

      (b) SHORT PLAN YEAR. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the First Plan Year of the Plan itself, the maximum Annual Deferral Amount with respect to Annual Base Salary, Annual Bonus and/or Director Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

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3.3   ELECTION TO DEFER; EFFECT OF ELECTION FORM.

      (a) FIRST PLAN YEAR. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

      (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS. For each Plan Year, the Annual Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Annual Base Salary payroll in equal amounts over each pay period, as adjusted from time to time for increases and decreases in Annual Base Salary. The Commissions, Annual Bonus and/or Director Fees portion of the Annual Deferral Amount shall be withheld at the time the Commissions, Annual Bonus or Director Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 ROLLOVER AMOUNT. With respect to Participants who participated in the Predecessor Nonqualified Executive Deferred Compensation Plan, an amount equal to their "Account" as set forth in the Predecessor Nonqualified Executive Deferred Compensation Plan, valued as of December 31, 2001, shall be credited to the Participant's Rollover Account under this Plan on January 1, 2002. The Rollover Amount shall be subject to the terms and conditions of this Plan and any Participant with a Rollover Amount shall have no right to demand distribution of such amounts other than as provided for herein.

3.6 ANNUAL COMPANY MATCHING AMOUNT. For each Plan Year, the Company, at its sole discretion, shall determine whether to credit Participants with an Annual Company Matching Amount. A Participant's Annual Company Matching Amount, if any, shall be a sum not to exceed all Pay Period Company Matching Contributions, if any, for the Plan Year. For this purpose, a Pay Period Company Matching Contribution shall mean an amount which, when added to the matching contribution allocated to the Participant's account under the 401(k) Plan for the same pay period, equals the match the Participant would have received under the 401(k) Plan during the corresponding plan year of the 401(k) Plan, if the portion of Annual Base Salary elected to be deferred had instead been elected and contributed as a salary deferral contribution under the 401(k) Plan (determined as if the 401(k) Plan was not subject to the limitations imposed under

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      Code Sections 401(a)(17), 401(k)(3), 402(g) and 415). The Company shall, at its discretion, determine when to credit any Plan Year's Annual Company Matching Amount. Notwithstanding any provision of this Plan to the contrary, the Company shall have the right, in its sole and absolute discretion, to alter the manner in which the Annual Company Matching Amount is calculated.

3.7 ANNUAL COMPANY CONTRIBUTION AMOUNT. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant's Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the last day of the Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.8 INVESTMENT OF TRUST ASSETS. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement.

3.9   VESTING.

      (a) A Participant shall at all times be 100% vested in his or her Rollover Account and Deferral Account.

      (b) The Committee, in its sole discretion, will determine over what period of time and in what percentage increments a Participant shall vest in his or her Company Contribution Account. The Committee may credit some Participants with larger or smaller vesting percentages than other Participants, and the vesting percentage credited to any Participant for a Plan Year may be zero, even though one or more other Participants have a greater vesting percentage credited to them for that Plan Year. Absent the exercise of such discretion, a Participant shall be fully vested upon attainment of age 62.

      (c) A Participant shall be vested in his or her Annual Company Matching Amount in accordance with the following schedule:

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
  YEARS OF SERVICE ON DATE       VESTED PERCENTAGE OF ANNUAL
OF TERMINATION OF EMPLOYMENT       COMPANY MATCHING ACCOUNT
----------------------------     ---------------------------
      Less than 1 year                     0%
          1 year                          25%
          2 years                         50%
          3 years                         75%
      4 or more years                    100%

            Regardless of the number of Years of Service, a Participant shall be fully vested upon attainment of age 62.

      (d) Notwithstanding anything in this Section to the contrary, except as provided in subsection (e) below, in the event of a Change in Control, a Participant's Company Contribution Account and Company Matching Account shall immediately become 100% vested (without regard to whether it is already vested in accordance with the above vesting schedules).

      (e) Notwithstanding subsection (d) above, the vesting schedule for a Participant's Company Contribution Account and/or Company Matching Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant's Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee's calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within thirty (30) business days of such a request an opinion from a nationally-recognized accounting firm selected by the Committee (the "Accounting Firm"). The opinion shall state the Accounting Firm's opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.

3.10 CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

      (a) ELECTION OF MEASUREMENT FUNDS. A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance for the first business day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in

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            accordance with the next sentence. Commencing with the first business day that follows the Participant's commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

      (b)   PROPORTIONATE ALLOCATION. In making any election described in
            Section 3.10(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to have gains and losses measured by a Measurement Fund.

      (c) MEASUREMENT FUNDS. From time to time, the Committee in its sole discretion shall select and announce to Participants its selection of mutual funds, insurance company separate accounts, indexed rates or other methods (each, a "Measurement Fund"), for the purpose of providing the basis on which gains and losses shall be attributed to Account Balances under the Plan. The Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund at any time. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change.

      (d) CREDITING OR DEBITING METHOD. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on available reports of the performance of the Measurement Funds. A Participant's Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole discretion, as though (i) a Participant's Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, as of the close of business on such day, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant's Annual Base Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant's Account Balance ceased being invested in the Measurement Fund(s), in the

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            percentages applicable to such day, no earlier than one business day prior to the distribution, at the closing price on such date.

      (e) NO ACTUAL INVESTMENT. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.11  FICA AND OTHER TAXES.

      (a) ANNUAL DEFERRAL AMOUNTS. For each Plan Year in which an Annual Deferral Amount is being withheld from an Employee Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Annual Base Salary, Annual Bonus and/or Commissions that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section.

      (b) COMPANY MATCHING AMOUNTS. When a participant becomes vested in a portion of his or her Company Matching Account, the Participant's Employer(s) shall withhold from the Participant's Annual Base Salary, Annual Bonus and/or Commissions that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's Company Matching Account in order to comply with this Section.

      (c) OTHER AMOUNTS. When an Employee Participant becomes vested in a portion of his or her Annual Company Contribution Amounts, the Participant's Employer(s) shall withhold from the Participant's Annual Base Salary, Annual Bonus and/or Commissions that is not deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant's aforementioned amounts in order to comply with this Section.

3.12 DISTRIBUTIONS. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the

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      Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust. The Employer(s) and the trustee of the Trust shall also be authorized to withhold any amount validly owed to the Employer for which the Employer has previously requested but not received payment.

                                    ARTICLE 4
             SHORT-TERM PAYOUT/UNFORESEEABLE FINANCIAL EMERGENCIES/
                               WITHDRAWAL ELECTION

4.1 SHORT-TERM PAYOUT. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral Amount plus amounts credited or debited in the manner provided in Section
      3.10 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a sixty (60) day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2002, the three year Short-Term Payout would become payable during a sixty (60) day period commencing January 1, 2006. In addition, subject to the terms and conditions of this Section 4.1, Section
      4.2 and all other provisions of this Plan, any similar elections made pursuant to the terms of the Predecessor Nonqualified Deferred Compensation Plan, shall be deemed to remain in effect under this Plan. The distribution date selected by a Participant in connection with such election(s) under the Predecessor Nonqualified Deferred Compensation Plan shall remain binding on the parties. The Committee shall, in its discretion, determine how any amounts deferred under the Predecessor Nonqualified Deferred Compensation Plan shall be treated pursuant to the language of Article 4 and the Plan.

4.2 OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with
      Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty

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      (60) days of the date of approval. The payment of any amount under this
      Section 4.3 shall not be subject to the Deduction Limitation.

4.4 WITHDRAWAL ELECTION. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all or a portion of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of the portion of the Account Balance so elected for withdrawal (the net amount shall be referred to as the "Withdrawal Amount"). The Participant making such election shall be precluded from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from the Participant's Annual Base Salary, Annual Bonus, Commissions, and/or Directors Fees for a six month period commencing as of the date the Withdrawal Amount is received. Notwithstanding anything in this Plan to the contrary, Participants who have Terminated may only elect to withdraw their entire Account Balance. The election can be made at any time, before or after Disability, death, or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within sixty (60) days of his or her election. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                    ARTICLE 5
                                SURVIVOR BENEFIT

5.1 SURVIVOR BENEFIT. Subject to the Deduction Limitation, if the Participant dies before he or she experiences a Termination of Employment or suffers a Disability prior to such date, the Participant's Beneficiary shall be entitled to receive the Termination Benefit described in Section 6.2 as if Participant Terminated his or her employment with the Company and the Election Form on file with the Company shall control the manner in which Termination Benefit is paid. Should the Participant die or suffer a Disability after the Termination of Employment, but before the Termination Benefit is paid in full, the unpaid balance shall continue to be paid to the Beneficiary according to the Annual Installment Method previously selected by the Participant.

                                    ARTICLE 6
                               TERMINATION BENEFIT

6.1 TERMINATION BENEFIT. Subject to the Deduction Limitation, a Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance if a Participant experiences a Termination of Employment prior to his or her death or Disability.

6.2 PAYMENT OF TERMINATION BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Termination Benefit in a lump sum or pursuant to the Annual Installment Method. The Termination Benefit will be paid

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      not later than 60 days after the end of the Plan Year in which the
      Participant terminates his or her employment. The Participant may annually change his or her election to an allowable alternative payout period by submitting new Election Form to the Committee, provided that any such Election Form is submitted at least thirteen months prior the Participant's Termination and is accepted by the Committee, in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Termination Benefit. If a Participant does not make any election with respect to the payment of the Termination Benefit, then such benefit shall be payable in a lump sum. Any payment made shall be subject to the Deduction Limitation. Notwithstanding the foregoing or anything in this Plan to the contrary, to the extent a Participant's Account Balance is less than $25,000 at the time of Termination of Employment, the Committee shall cause the Termination Benefit to be paid in a lump sum.

                                    ARTICLE 7
                          DISABILITY WAIVER AND BENEFIT

7.1   DISABILITY WAIVER.

      (a) WAIVER OF DEFERRAL. A Participant who is determined by the Committee to be suffering from a Disability shall be (i) excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Annual Base Salary, Annual Bonus, Commissions and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

      (b) RETURN TO WORK. If a Participant returns to employment, or service as a Director, with an Employer, after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

7.2 CONTINUED ELIGIBILITY; DISABILITY BENEFIT. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, or in the service of an Employer as a Director, and shall be eligible for the benefits provided for in Articles 4, 5, or 6 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee, in its sole and absolute discretion and for purposes of this Plan only, shall have the right to deem the Participant to have experienced a Termination of Employment at any time after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination. The Disability Benefit shall be paid in a lump sum or pursuant to the Annual Installment Method of up to ten years, with the lump sum or first installment payable within sixty
      (60) days of the Committee's exercise of such right. Any payment made shall be subject to the Deduction Limitation.

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                                    ARTICLE 8
                             BENEFICIARY DESIGNATION

8.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates. A Participant's designation of a spouse as a Beneficiary shall automatically be revoked following the issuance of a final judgment of divorce between the parties.

8.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse (with such signature witnessed either by a notary public or a member of the Committee) and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

8.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

8.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 8.1, 8.2, and 8.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

8.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

8.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

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                                    ARTICLE 9
                                LEAVE OF ABSENCE

9.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

9.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 10
                      TERMINATION/AMENDMENT OR MODIFICATION

10.1 TERMINATION. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination, shall be paid to the Participants as follows:
      Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to the Annual Installment Method of up to ten (10) years, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to the Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

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10.2  AMENDMENT. The Employer's board of directors delegates to the Chief
      Executive Officer, or his designee(s), the authority to modify, amend, or restate the Plan as appropriate in their discretion, as well as the authority to act on behalf of the Employer in discharging the duties of the Employer in administering the Plan; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to the Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

10.3 PLAN AGREEMENT. Despite the provisions of Sections 10.1 and 10.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

10.4 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 11
                                 ADMINISTRATION

11.1 COMMITTEE DUTIES. Except as otherwise provided in this Article 11, this plan shall be administered by a Committee, which shall consist of those persons appointed by the Chief Executive Officer of the Company. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

11.2 ADMINISTRATION UPON CHANGE IN CONTROL. For purposes of this Plan, the Company shall be the "Administrator" at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the "Administrator" shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company's Chief Executive Officer or, if not available or willing to assume such responsibility, the Company's highest ranking officer (the "Ex-CEO"). The Administrator shall have the discretionary power to determine all questions arising in connection with the

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      administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney's fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

11.3 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

11.4 BINDING EFFECT OF DECISIONS. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

11.5 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

11.6 EMPLOYER INFORMATION. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

                                   ARTICLE 12
                          OTHER BENEFITS AND AGREEMENTS

12.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant

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      under any other plan or program for employees of the Participant's
      Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 13
                                CLAIMS PROCEDURES

13.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

13.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

      (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

      (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the
            Claimant:

            (i) the specific reason(s) for the denial of the claim, or any part of it;

            (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

            (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

            (iv)  an explanation of the claim review procedure set forth in
                  Section 13.3 below.

13.3 REVIEW OF A DENIED CLAIM. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

      (a)   may review pertinent documents;

      (b)   may submit written comments or other documents; and/or

      (c) may request a hearing, which the Committee, in its sole discretion, may grant.

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13.4  DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

      (a)   specific reasons for the decision;

      (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

      (c)   such other matters as the Committee deems relevant.

13.5 MEDIATION. Should the parties be unable to resolve the dispute pursuant to these procedures, the claim shall be referred to non-binding mediation, conducted by the San Diego panel of Judicial Arbitration Mediation Services ("JAMS"), in accordance with JAMS' standard mediation rules. A mutually agreeable mediator will be selected. The parties shall share all costs of the mediation equally, including attorney fees. Not sooner than 20 days following the mediator's final determination, either party may request binding arbitration.

13.6 BINDING ARBITRATION. Following the expiration of the 20 day period referenced in Section 13.5, either party may initiate binding arbitration by making a written demand for it on the other party. Such binding arbitration shall be conducted under the applicable rules of the American Arbitration Association using a mutually selected arbitrator in San Diego County. The cost of the arbitration shall be borne by the non-prevailing party or as otherwise determined by the arbitrator.

                                   ARTICLE 14
                                      TRUST

14.1 ESTABLISHMENT OF THE TRUST. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Rollover Amounts, Annual Company Contribution Amounts, Company Matching Contribution Amounts, and Annual Deferral Amounts for such Employer's Participants for all periods prior to the transfer, as well as any debits and credits to the Participants' Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

14.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

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14.3  DISTRIBUTIONS FROM THE TRUST. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 15
                                  MISCELLANEOUS

15.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee" within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

15.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

15.3 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

15.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

15.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

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15.6  FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

15.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

15.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

15.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

15.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                  Vice President & Controller
                  Callaway Golf Company
                  2180 Rutherford Road
                  Carlsbad, CA 92008

      Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

15.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

15.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of in testate succession.

15.13 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

15.14 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the

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      disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

15.15 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

15.16 DISTRIBUTION IN THE EVENT OF TAXATION.

      (a) IN GENERAL. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

      (b) TRUST. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

15.17 INSURANCE. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

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15.18 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Company and each
      Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement hereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction. Notwithstanding anything in this Section or the Plan to the contrary, the Company and/or the Participant's employer shall have no obligation under this Section to the extent there is a judicial determination or final mediation decision that the litigation or other legal action brought by the Participant is frivolous.

            IN WITNESS WHEREOF, the Company has signed this Plan document as of May 6, 2002.

                                   "Company"

                                   Callaway Golf Company, a Delaware corporation

                                   /s/ Bradley J. Holiday
                                   __________________________________
                                   BRADLEY J. HOLIDAY
                                   Executive Vice President and
                                   Chief Financial Officer

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